Exhibit 99.1

Regulatory Announcement
8 July 2011

Medicsight PLC
(“Medicsight” or “the Company”)

Suspension of CEO,
Suspension of trading of shares

Medicsight PLC (AIM: MDST), The Board announces that it has started an investigation into possible misappropriation and/or misdirection of Company funds and that its majority owner MGT Capital Investments Inc. (MGT) has launched a similar investigation. This investigation will be conducted in line with Company policy.  The Board have requested a temporary suspension of trading pending clarification of the Company’s financial position.

 Allan Rowley, Chief Executive Officer of the Company, has been suspended from his Executive responsibilities with immediate effect pending the outcome of the investigation.

Robert Ladd, Non-Executive Director of the Company, will assume the role of interim Chief Executive Officer whilst the Company conducts the investigation.

The Board also announces that Steve Harris, the recently appointed non-executive director, has resigned.

 A further announcement will be made as appropriate.

-	ENDS –

For further information:

Medicsight PLC
Troy Robinson, Chief Financial Officer Tel: +44 (0)207 605 7950
www.medicsight.com
follow us on twitter @Medicsight

Daniel Stewart & Co
Noelle Greenaway / Oliver Rigby Tel: +44 (0) 207 776 6550
www.danielstewart.co.uk

Media enquiries:
Abchurch
www.abchurch-group.com
Julian Bosdet Tel: +44 (0) 207 398 7700
julian.bosdet@abchurch-group.com
Adam Michael Tel: +44 (0) 207 398 7708
adam.micheal@abchurch-group.com
Simone Elviss Tel: +44 (0) 207 398 7728
simone.elviss@abchurch-group.com